UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 1, 2013

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 1, 2013, Rosetta Stone Ltd. (“Rosetta Stone), a wholly-owned subsidiary of Rosetta Stone Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Liberty Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Rosetta Stone (the “Subsidiary”), Livemocha, Inc., a Delaware corporation (“Livemocha”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as agent for the stockholders of Livemocha.  Pursuant to the Agreement, Rosetta Stone agreed to acquire all of the outstanding shares of Livemocha for approximately $8.5 million (the “Purchase Price”) through the merger of Livemocha with and into the Subsidiary, upon which time, the separate corporate existence of the Subsidiary would cease and Livemocha would continue as the surviving corporation and become a wholly-owned subsidiary of Rosetta Stone (the “Merger”).

The Agreement contains customary representations, warranties, covenants, and indemnification obligations.  The Purchase Price is subject to certain adjustments based on, among other things, closing net working capital and closing indebtedness of Livemocha.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On April 1, 2013, Rosetta Stone consummated the Merger pursuant to the Agreement and acquired all of the outstanding shares of Livemocha.

The foregoing description of the Agreement and the Merger is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1.

Item 7.01.                                        Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is certain financial information about Livemocha.  The foregoing description of such financial information is qualified in its entirety by reference to Exhibit 99.1 hereto, which is hereby incorporated herein by reference.  This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 8.01.                                        Other Events.

On April 2, 2013, the Company issued a joint press release announcing Rosetta Stone’s entry into the Agreement and the  consummation of the transactions contemplated under the Agreement.  A copy of the joint press release is attached as Exhibit 99.2 hereto.  The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.2 hereto, which is hereby incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements for Businesses Acquired.

The financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K.  Instead, financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)                             Pro Forma Financial Information.

The pro forma financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K.  Instead, the pro forma financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger by and among Rosetta Stone Ltd., Liberty Merger Sub Inc., Livemocha, Inc. and Shareholder Representative Services LLC, dated April 1, 2013.

99.1                        Selected Financial Information of Livemocha, Inc.

99.2                        Joint Press Release dated April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013

	By:	/s/ Michael C. Wu
Name: Michael C. Wu
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Rosetta Stone Ltd., Liberty Merger Sub Inc., Livemocha, Inc. and Shareholder Representative Services LLC, dated April 1, 2013.

99.1	Certain Financial Information of Livemocha, Inc.

99.2	Joint Press Release dated April 2, 2013.